Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Amaya Inc.

7600 TransCanada Hwy

Pointe-Claire, Quebec H9R 1C8

Canada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 24, 2015, relating to the consolidated financial statements of Amaya Group Holdings (IOM) Ltd. (formerly known as Oldford Group Limited), as of and for the year ended December 31, 2013, appearing in the entity’s report on Form 6-K dated July 28, 2015.

/s/ Dannible & McKee, LLP

Syracuse, New York

November 10, 2015